UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 19, 2005, Lyondell Chemical Company (the "Company") issued a press release announcing that it will permanently cease toluene diisocyanate ("TDI") production at its Lake Charles, Louisiana plant, as approved by its Board of Directors. Previously, on September 20, 2005, the Company had announced an indefinite suspension of production at the 300 million pound per year TDI facility while the Company evaluated the long-term prospects for the plant. Since production ceased soon after the September 20, 2005 announcement, the permanent decommissioning of the Lake Charles TDI facility is expected to be complete by the end of 2005.

The decision to cease production at the Company's Lake Charles TDI facility was taken in response to poor financial profitability. Based on the Company's evaluation of future plant capital requirements, high energy and raw material costs and poor projected industry utilization, the Company does not expect that the Lake Charles TDI business will return to profitability. Hurricane Rita contributed to the decision, as it damaged the plant and contributed to increased energy costs.

The Company has approximately 280 employees at the Lake Charles TDI facility. Efforts will be made to reduce the impact to employees, which is expected to include redeployment opportunities or severance benefits.

In the third quarter of 2005, the Company will recognize a pre-tax, non-cash charge of $195 million for impairment of the carrying value of the plant and related assets. In addition, in subsequent periods, the Company expects to incur various costs, including employee termination benefits of approximately $20 million, approximately $35 million associated with plant decommissioning and demolition, and approximately $10 million for contract terminations. The Company's preliminary estimate of pre-tax, cash and non-cash charges that may be associated with this action is approximately $260 million. In addition, there are multiple commercial arrangements associated with the TDI facility for which the cost of resolution cannot be determined at this time. It is possible that the Company may face litigation associated with the shut down, which, depending on the outcome, may or may not be material.

The Company's October 19, 2005 press release regarding the matter is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.06 Material Impairments

See "Costs Associated with Exit or Disposal Activities" in Item 2.05.

Item 8.01 Other Events

On October 19, 2005, the Company issued a press release announcing a number of third-quarter earnings impacts and providing an update on hurricane-related events. The Company's October 19, 2005 press release regarding the matters is being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release regarding the Lake Charles TDI facility

99.2 Press Release regarding third-quarter earnings impacts and hurricane update

FORWARD-LOOKING STATEMENTS

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties.  Actual results could differ materially based on factors including, but not limited to, costs associated with changes in plant status and related matters; supply/demand balances; industry production capacities and operating rates; operating interruptions; availability, cost and price volatility of raw materials and utilities; uncertainties associated with the U.S. and worldwide economies; current and potential governmental regulatory actions; terrorist acts; international political unrest; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; competitive products and pricing; risks of doing business outside of the U.S.; access to capital markets; technological developments; and other risk factors.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2004, and the Lyondell, Equistar and Millennium Quarterly Reports on Form 10-Q for the quarter ended September 30, 2005 which will be filed with the SEC in November 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By: /s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: October 19, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

99.1 Press Release regarding the Lake Charles TDI facility

99.2 Press Release regarding third-quarter earnings impacts and hurricane update